EXHIBIT 99.1

CHEMREX CORPORATION SDN. BHD.

INDEX TO THE AUDITED FINANCIAL STATEMENTS

Years Ended December 31, 2019 and 2018

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Chemrex Corporation Sdn. Bhd.

No. 4, Jalan CJ 1/6

Kawasan Perusahaan Cheras Jaya

43200 Cheras

Selangor Darul Ehsan

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Chemrex Corporation Sdn. Bhd. (the ‘Company’) as of December 31, 2019 and 2018, and the related statements of operations and other comprehensive income/(loss), stockholders’ equity, and cash flows for each of two years in years ended of December 31, 2019 and 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2019 and 2018, and the results of its operations and its cash flows for each of two years in the year ended December 31, 2019 and 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statements presentation. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2020.

/s/ JP Centurion & Partners PLT JP Centurion & Partners PLT

Kuala Lumpur, Malaysia

March 31, 2021

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Chemrex Corporation Sdn. Bhd.

Balance Sheets

December 31, 2019 and 2018

Expressed in United States Dollars

	December 31,	December 31,
	2019	2018
ASSETS
Current Assets
Inventories	$1,315,627	$1,293,943
Trade receivables	4,346,817	4,050,135
Other receivables, deposits and prepayments	73,295	20,841
Tax assets	-	8,348
Cash and bank balances	346,008	21,215
Total Current Assets	6,081,747	5,394,482

Property, plant and equipment, net	1,878,073	1,917,151
Other investments	147,882	67,157
Total Non-Current Assets	2,025,955	1,984,308

TOTAL ASSETS	$8,107,702	$7,378,790

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Trade payables	$3,163,122	$1,725,190
Accrued liabilities and other payables	608,216	112,142
Amount owing to Directors	-	914,482
Borrowings	3,258	659,008
Tax payable	31,182	-
Total Current Liabilities	3,805,778	3,410,822

Deferred tax liabilities	3,107	3,698
Borrowings	3,912	255,231
Total Non-Current Liabilities	7,019	258,929

TOTAL LIABILITIES	3,812,797	3,669,751

Stockholders' Equity
Share capital	395,306	395,306
Accumulated other comprehensive loss	(36,913)	(82,420)
Accumulated surplus	3,936,512	3,396,153
Total Stockholders’ Equity	4,294,905	3,709,039

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,107,702	$7,378,790

The notes are an integral part of these financial statements.

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Chemrex Corporation Sdn. Bhd.

Statements of Operations and Other Comprehensive Income (Loss)

For the Years Ended December 31, 2019 and 2018

Expressed in United States Dollars

	For the Year Ended
	December 31,
	2019	2018
Revenue	$15,417,992	$11,904,853

Cost of revenue	(13,487,421)	(10,381,987)

Gross profit	1,930,571	1,522,866

Other income	89,504	115,387

Operating expenses - general and administrative	(1,277,055)	(994,449)

Profit from operations	743,020	643,804

Finance costs	(26,571)	(62,254)

Profit before provision for income taxes	716,449	581,550

Provision for income taxes	(176,090)	(145,189)

Net income	$540,359	$436,361

Other comprehensive income/(loss)	45,507	(82,420)

Total comprehensive income	$585,866	$353,941

Basic and diluted income per share of common stock	$0.34	$0.27
Weighted average number of shares of common stock outstanding	1,600,000	1,600,000

The notes are an integral part of these financial statements.

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Chemrex Corporation Sdn. Bhd.

Statements of Stockholders’ Equity

For the Years Ended December 31, 2019 and 2018

Expressed in United States Dollars

	Share Capital			Accumulated Other	Total
	Number of Shares	Amount	Accumulated Surplus	Comprehensive Income/(Loss)	Stockholders' Equity

Balance - December 31, 2017	1,600,000	$395,306	$2,959,792	$-	$3,355,098
Net income	-	-	436,361	-	436,361
Other comprehensive loss	-	-	-	(82,420)	(82,420)
Balance - December 31, 2018	1,600,000	$395,306	$3,396,153	$(82,420)	$3,709,039
Net income	-	-	540,359	-	540,359
Other comprehensive income	-	-	-	45,507	45,507
Balance - December 31, 2019	1,600,000	$395,306	$3,936,512	$(36,913)	$4,294,905

The notes are an integral part of these financial statements

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Chemrex Corporation Sdn. Bhd.

Statements of Cash Flows

For the Years Ended December 31, 2019 and 2018

Expressed in United States Dollars

	For the Year Ended
	December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$540,359	$436,361
Adjustment to reconcile profit to net cash from/(used in) operating activities:
Bad debts written off	7,224	3,593
Depreciation of property, plant and equipment	59,452	86,574
Dividend income	(2,574)	(294)
Fair value (gain)/loss of other investments	(17,459)	15,832
Gain on disposal of property, plant and equipment	-	(3,469)
Finance costs	26,571	62,254
Unrealized foreign exchange loss/(gain)	4,708	(35,876)
Operating profit before changes in working capital	618,281	564,975

Changes in operating assets and liabilities:
Inventories	(8,090)	37,196
Trade receivables	(266,120)	(405,702)
Other receivables, deposits and prepayments	(52,235)	3,767
Trade payables	1,419,863	(224,491)
Accrued liabilities and other payables	494,896	24,000
Amount owing to Directors	(924,089)	145,068
Tax payable	38,988	(38,342)
Net Cash Provided by Operating Activities	1,321,494	106,471

CASH FLOWS FROM INVESTING ACTIVITIES:
Addition in other investments	(62,348)	(68,628)
Dividend received	2,574	294
Proceeds from disposal of property, plant and equipment	-	3,385
Purchase of property, plant and equipment	(953)	(40,245)
Net Cash Used in Investing Activities	(60,727)	(105,194)

CASH FLOWS FROM FINANCING ACTIVITIES:
Interests paid	(26,571)	(62,254)
Repayment of term loans	(264,174)	(12,368)
(Repayment)/ Withdrawal of short-term borrowings	(510,829)	125,740
Repayment of obligation under finance lease	(6,242)	(10,781)
Net Cash (Used in) / Provided by Financing Activities	(807,816)	40,337

Effect of Exchange Rate Changes	5,862	944

Net increase in cash and cash equivalents	458,813	42,558
Cash and cash equivalents, beginning of the year	(112,805)	(155,363)
Cash and cash equivalents, end of the year	$346,008	$(112,805)

The notes are an integral part of these financial statements.

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Chemrex Corporation Sdn. Bhd.

Notes to the Financial Statements

December 31, 2019 and 2018

Expressed in United States Dollars

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Chemrex Corporation Sdn. Bhd. (“we,” “us,” “our,” the “Company,” or “CCSB”) is a private limited liability company, incorporated in Malaysia.

The registered office of business of the Company is located at 87-2, Jalan Pudu Ulu, 56100, Kuala Lumpur.

Chemrex wholesales chemicals and resins for the manufacturers in industrial, medical components and equipment industries with customers located across South East Asia, Middle East and South India.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States and presented in United States dollars.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain revenues and expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Foreign Currency Translation and Re-measurement

The Company translates its foreign operations to U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

Translation of amounts from the local currency of the Company into US$1.00 has been made at the following exchange rates for the respective years:

	December 31, 2019	December 31, 2018
Year-end USD : MYR exchange rate	4.093	4.136

	January 1, 2019 to December 31, 2019	January 1, 2018 to December 31, 2018

Yearly average USD : MYR exchange rate	4.135	4.035

The Company’s functional currency is Malaysian Ringgit (“MYR”) and reporting currency is the U.S. dollar.

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The Company translates its records into U.S. dollar as follows:

•	Assets and liabilities at the rate of exchange in effect at the balance sheet date
•	Equities at historical rate
•	Revenue and expense items at the average rate of exchange prevailing during the period

Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, accounts receivable, prepaid expenses and other current assets, accounts payable, accrued liabilities and other payable, deferred revenue and due to related parties. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Depreciation is calculated using straight line method over the estimated useful lives of the assets. The useful lives are as follows:

Buildings	50 years
Equipment	5 years
Furniture and fittings	10 years
Motor vehicle	5 years
Office equipment	5 years
Renovation	10 years
Signboard	10 years

Leased assets are depreciated over the shorter of the lease term and their useful lives unless it is reasonably certain that the Company will obtain ownership by the end of the lease term. Freehold land is not depreciated. Property, plant and equipment under construction are not depreciated until the assets are ready for their intended use.

Maintenance and repairs are charged to operations as incurred. Expenditures which substantially increase the useful lives of the related assets are capitalized. When properties are disposed of, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is reported in the period the transaction takes place.

Accounting for the impairment of long-lived assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. During the year ended December 31, 2019 and 2018, the Company did not impair any long-lived assets.

Inventories

Inventories consisting of products available for sell, are stated at the lower of cost or market value. Cost of inventory is determined using the weighted average method. Inventory reserve is recorded to write down the cost of inventory to the estimated market value due to slow-moving merchandise and damaged goods, which is dependent upon factors such as historical and forecasted consumer demand, and promotional environment. The Company takes ownership, risks and rewards of the products purchased. Write downs are recorded in cost of revenues in the Condensed Statements of Operations and Comprehensive Income.

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Leases

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-02, Leases, which was subsequently amended in 2018 by ASU 2018-10, ASU 2018-11 and ASU 2018-20 (collectively, Topic 842). Topic 842 will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. Topic 842 is effective for annual and interim reporting periods beginning after December 15, 2018. Early adoption is permitted. Upon adoption, leases will be recognized and measured at the beginning of the earliest period presented using a modified retrospective approach. Topic 842 allows for a cumulative-effect adjustment in the period the new lease standard is adopted and will not require restatement of prior periods.

Prior to January 1, 2019, the Company accounted for leases under ASC 840, Accounting for Leases. Effective July 1, 2019, the Company adopted the guidance of ASC 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. The Company adopted ASC 842 using a modified retrospective approach. As a result, the comparative financial information has not been updated and the required disclosures prior to the date of adoption have not been updated and continue to be reported under the accounting standards in effect for those periods.

Revenue Recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company records revenue at point in time which is recognized upon goods delivered or services rendered.

Income Taxes and Deferred Taxes

Tax expense in profit or loss comprises current and deferred tax. Current tax and deferred tax are recognized in profit or loss except to the extent that it relates to a business combination or items recognized directly in equity or other comprehensive income.

Deferred tax is recognized using the liability method for all temporary differences between the carrying amounts of assets and liabilities in the statement of financial position and their tax bases. Deferred tax is not recognized for the temporary differences arising from the initial recognition of goodwill, the initial recognition of assets and liabilities in a transaction which is not a business combination and that affects neither accounting nor taxable profit or loss. Deferred tax is measured at the tax rates that are expected to be applied to the temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the end of the reporting period.

Recent Accounting Pronouncements

Management has considered all recent accounting pronouncements issued. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

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NOTE 3 – TRADE RECEIVABLES

The Company has performed an analysis on all its trade receivables and determined that all amounts are collectible by the Company. As such, trade receivables are reflected as a current asset and no allowance for expected credit loss has been recorded as of December 31, 2019 and 2018. A total of $7,224 and $3,593 of bad debts were written off for the year ended December 31, 2019 and 2018, respectively. The Company’s trade receivables consist of receivable from customers which are unrelated to the Company. The account receivables are non-interest bearing and is generally on 30 days to 90 days term. As at December 31, 2019 and 2018, the Company recorded $4,346,817 and $4,050,135 trade receivables, respectively.

NOTE 4 – OTHER RECEIVABLES, DEPOSITS AND PREPAYMENTS

Other receivables, deposits and prepayments at December 31, 2019 and 2018 consist of the following:

	December 31,	December 31,
	2019	2018

Other receivables, deposits and prepayments	$73,295	$20,841

NOTE 5 – PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment at December 31, 2019 and 2018 consist of the following:

	December 31,	December 31,
	2019	2018
Cost:
Equipment	$43,357	$43,357
Furniture and fittings	83,373	82,528
Land and buildings	1,926,794	1,926,794
Motor vehicle	24,593	24,593
Office equipment	30,208	30,111
Renovation	105,448	105,448
Signboard	712	712
	2,214,485	2,213,543
Less: accumulated depreciation	(290,287)	(230,835)
Foreign exchange translation	(46,125)	(65,557)
Property, plant and equipment, net	$1,878,073	$1,917,151

During the year ended December 31, 2019 and 2018, the Company recorded depreciation of $59,452 and $86,574, respectively.

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NOTE 6 – OTHER INVESTMENTS

	December 31,	December 31,
	2019	2018
As of beginning of the year	$67,157	$14,280
Addition during the year	62,348	68,628
Fair value gain/(loss)	17,459	(15,832)
Foreign exchange translation	918	81
As of end of the year	$147,882	$67,157

The other investments consist of investment in quoted shares in Malaysia.

NOTE 7 – CASH AND CASH EQUIVALENTS

For the purpose of presentation in the statement of cash flows, cash and cash equivalents consist of cash on hand, bank balances and deposits with licensed banks, with original maturities of three months or less that are readily convertible to known amounts of cash and subject to an insignificant risk of changes in value, net of bank overdrafts.

	December 31,	December 31,
	2019	2018

Cash and bank balances	$346,008	$21,215
Less: Bank overdraft	-	(134,020)
Presented in statement of cash flows	$346,008	$(112,805)

NOTE 8 – TRADE PAYABLES

Trade payables at December 31, 2019 and 2018 were $3,163,122 and $1,725,190, respectively. Trade payables are amounts billed to the Company by suppliers for goods and services in the ordinary course of business. All amounts have short-term repayment terms and vary by supplier.

NOTE 9 - ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables at December 31, 2019 and 2018 consist of the following:

	December 31,	December 31,
	2019	2018
Accrued liabilities and other payables	$608,216	$112,142

Included in the accrued liabilities and other payables is an amount of $518,148 representing the deposits received for a disposal of property which completed in financial year December 31, 2020.

NOTE 10 – AMOUNT OWING TO DIRECTORS

The amount owing to Directors as at December 31, 2018 was unsecured, interest-free and repayable on demand. The amount was repaid in 2019.

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NOTE 11 – BORROWINGS

The Company’s borrowings as at December 31, 2019 and 2018 are as follows:

	December 31,	December 31,
	2019	2018
Non-current
Finance lease liabilities	$3,912	$7,096
Term loan - secured	-	248,135
	3,912	255,231
Current
Term loan - secured	-	13,293
Overdrafts	-	134,020
Short-term borrowings	-	505,518
Finance lease liabilities	3,258	6,177
	3,258	659,008

	$7,170	$914,239

The Company purchased motor vehicles under a finance lease agreement with principal and interest payable monthly.

The Company’s term loan is secured by pledging over the Company’s property and guaranteed by Directors and this loan was fully settled in 2019.

NOTE 12 - STOCKHOLDERS’ EQUITY

Ordinary shares

The Company has authorized share capital of MYR1,600,000. The holders of ordinary shares are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the Company.

The Company has no stock option plan, warrants or other dilutive securities.

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NOTE 13 – INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes. ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. It also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company is operating in Malaysia and is subject to the Malaysia Corporate Tax which is charged at the statutory income tax rate range is 24% on its assessable income. Under the amendment of Income Tax Act 1967 by the Finance Act 2019 and with effect from year of assessment 2019 (2018: year of assessment 2018), companies with paid-up capital of MYR2.5 million or less, and with annual business income of not more than RM50 million are subject to Small and Medium Enterprise Corporate Tax at 17% (2018: 18%) on chargeable income up to MYR500,000 (2018: MYR500,000) except for companies with investment holding nature or companies does not have gross income from business sources are subject to corporate tax at 24% on chargeable income.

During the year ended December 31, 2019 and 2018, the Company recorded income taxes of $176,090 and $145,189, respectively.

NOTE 14 – SIGNIFICANT EVENTS

On 11 March 2020, the World Health Organization declared the Coronavirus (“Covid-19”) outbreak to be a pandemic, which has caused severe global social and economic disruptions and uncertainties, including markets where the Company operates or intends to operate. The Company is actively monitoring and managing its operations to respond to these changes, the Company does not consider it practicable to provide any quantitative estimate on the potential impact it may have on the Company as the outbreak continue to evolve as of the date of this report.

NOTE 15 - SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

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